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                                                                      EXHIBIT 99



Press Release
For Immediate Release
Contact:____________


         First Manitowoc Bancorp, Inc. (OTC: FWBW.PK) announced today that its board of directors has declared a two-for-one stock dividend payable October 18, 2002 to holders of record of the company's common stock as of October 1, 2002.

         First Manitowoc Bancorp, Inc.'s subsidiary First National Bank in Manitowoc has 13 banking offices located throughout Northeastern Wisconsin, with total assets in excess of $540 million.